Exhibit 10.5

INTERCREDITOR AND SUBORDINATION AGREEMENT

THIS AGREEMENT is dated as of the 13th day of August, 2003, by and among: AIRNET COMMUNICATIONS CORPORATION, a Delaware corporation (the “Borrower”), FORCE COMMUNICATIONS CORPORATION, a Delaware corporation (“Force”), SANMINA CORPORATION, a Delaware corporation (“Sanmina”), and BROOKTROUT, INC., Massachusetts corporation (“Brooktrout” and together with Force and Sanmina, collectively and individually, the “Subordinated Lender”); and SCP PRIVATE EQUITY PARTNERS II, LP, a Delaware limited partnership (“SCP II”) and TECORE, INC., a Texas corporation (“Tecore” and together with SCP II, collectively and individually, the “Lenders”).

WITNESSETH THAT:

In order to induce the Lenders to make financial accommodations to the Borrower, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower and the Subordinated Lender hereby agree with the Lenders that, so long as any Senior Indebtedness (as hereinafter defined) is outstanding or committed to be advanced, each such party will comply with such of the following provisions as are applicable to it:

1. Certain Definitions.

1.1 Senior Indebtedness. The term “Senior Indebtedness” shall mean:

(a) any and all loans, advances, extensions of credit to, and all other indebtedness, obligations and liabilities, whether now existing or hereafter arising, direct or contingent, of the Borrower now or hereafter owing to the Lenders outstanding from time to time, whether pursuant to:

(i) that certain Securities Purchase Agreement dated as of June 5, 2003, by and between the Borrower and the Lenders, as the same may be amended, restated, supplemented, renewed, replaced or extended from time to time (the “Purchase Agreement”);

(ii) those certain Convertible Promissory Notes dated August 13, 2003, as the same may be amended, restated, supplemented, renewed, replaced or extended from time to time (the “Notes”), issued by the Borrower to the Lenders from time to time in the original aggregate principal amount of up to $16,000,000.00, or

(iii) otherwise, including, without limitation, any and all indebtedness to the Lenders in respect of any and all future loans or advances or extensions of credit made to the Borrower by the Lenders, or any of them, prior to, during or following any proceeding in respect of any Reorganization (as defined in Section 3.2 hereof); and

(b) all interest thereon and all fees, expenses and other amounts (including costs of collection and reasonable attorneys’ fees) at any time owing to the Lenders, whether arising in connection with the Purchase Agreement, the Notes or such other indebtedness (regardless of the extent to which the Purchase Agreement, the Notes or such other indebtedness is enforceable against the Borrower and regardless of the extent to which such amounts are allowed as claims against the Borrower in any Reorganization, and including any interest thereon accruing after the commencement of any Reorganization and any other interest that would have accrued thereon but for the commencement of such Reorganization).

All Senior Indebtedness shall be entitled to the benefits of this Agreement without notice thereof being given to the Subordinated Lender.

1.2 Subordinated Indebtedness. The term “Subordinated Indebtedness” shall mean all existing and hereafter arising indebtedness, obligations and liabilities of the Borrower, to the Subordinated Lender, whether direct or contingent, and all claims, rights, causes of action, judgments and decrees in respect of the foregoing, including, without limitation:

(i) all indebtedness and obligations under that certain (a) Settlement Agreement dated October 29, 2001 between Borrower, as debtor, and Force, as creditor (the “Force Settlement Agreement”); (b) Settlement Agreement dated November 7, 2001 between Borrower, as debtor, and Sanmina, as creditor (the “Sanmina Settlement Agreement”), (c) Settlement Agreement dated November 14, 2001 between Borrower, as debtor, and Brooktrout, as creditor (the “Brooktrout Settlement Agreement”) and together with the Force Settlement Agreement and the Sanmina Settlement Agreement, the “Settlement Agreements”), which Settlement Agreements evidence obligations of Borrower to Subordinated Lender in an amount not to exceed in the aggregate the sum of $4,500,000 (the “Subordinated Settlement Agreements”); and

(ii) the obligations of each party (other than the Subordinated Lender) to, under or in respect of any agreement or instrument securing any of the Borrower’s obligations to the Subordinated Lender under the Subordinated Settlement Agreements (the “Subordinated Security Documents”) (the Subordinated Settlement Agreement and the Subordinated Security Documents and any other agreement evidencing or relating to Subordinated Indebtedness being hereinafter collectively referred to as the “Subordinated Agreements”).

2. Representations and Warranties. The Subordinated Lender and the Borrower each hereby, severally and not jointly, represents and warrants to the Lenders that: (a) At the date hereof, the total outstanding and unpaid Subordinated Indebtedness owing by the Companies to the Subordinated Lender pursuant to the Subordinated Agreements is $738,000 plus amounts payable in the future to Sanmina under existing purchase agreements; (b) There is no default in respect of the Subordinated Indebtedness; (c) The Subordinated Lender is the holder of the

Subordinated Agreements free and clear of all liens, claims and encumbrances, and the Subordinated Lender is not subject to any contractual limitation or restriction which would impair in any way its ability to execute or perform its obligations under this Agreement; and (d) True, accurate and complete copies of the Subordinated Agreements are attached hereto as Exhibit A.

3. Terms of Subordination.

3.1 Permitted Payments of Subordinated Indebtedness. The Borrower may, from time to time, pay or cause to be paid to the Subordinated Lender, and the Subordinated Lender may accept and retain, regularly scheduled payments of principal and interest as and at the times when due and payable under the Subordinated Settlement Agreements, as originally executed and delivered.

3.2 The Subordinated Lender’s Junior Security. The Subordinated Lender hereby confirms that, regardless of the relative times and method of attachment or perfection thereof (or any failure to perfect) or the order of filing of financing statements, mortgages or other security agreements or documents, or anything in the Subordinated Agreements or this Agreement to the contrary, the security interests and liens granted or to be granted from time to time to secure the Senior Indebtedness, shall in all respects be first and senior security interests and liens, superior to any security interests and liens granted or to be granted to the Subordinated Lender in assets of, or ownership interests in, the Borrower or any other person pursuant to the Subordinated Agreements or otherwise, it being the express intention of the parties that, notwithstanding anything in this Agreement to the contrary, all liens and security interests granted to the Lenders from time to time shall be prior and superior to any liens or security interests granted to the Subordinated Lender.

4. Limit on Right of Action. (a) The Subordinated Lender agrees for the benefit of the Lenders and all future holders of the Senior Indebtedness that so long as the Senior Indebtedness remains outstanding or committed to be advanced, the Subordinated Lender will not, directly or indirectly, take any action to exercise any of its remedies in respect of the Subordinated Indebtedness or any guarantee of payment thereof, to initiate any Reorganization of, or litigation against, the Borrower or any guarantor of the Subordinated Indebtedness, or to foreclose or otherwise realize on any security given by the Borrower or any other person to secure the Subordinated Indebtedness, so long as Borrower remains in compliance with its obligations to each applicable Subordinated Lender as provided in the applicable Settlement Agreements.

(b) The foregoing provisions of this Section 4 are solely for the purpose of defining the relative rights of the Lenders, on the one hand, and the Subordinated Lender, on the other, and shall not otherwise limit or affect any rights which the Subordinated Lender may have against the Borrower under the terms of the Subordinated Agreements.

5. Agreement to Hold in Trust. If the Subordinated Lender shall receive any payment on account of the Subordinated Indebtedness in violation of this Agreement, it shall hold such payment in trust for the benefit of the Lenders and, promptly upon discovery or notice of such violation, pay it over to the Lenders for application in payment of the Senior Indebtedness.

6. Further Assurances. The Borrower and the Subordinated Lender covenant to execute and deliver to the Lenders such further instruments and documents and take such further actions as the Lenders may from time to time reasonably request, and the Borrower and the Lenders agree to execute and deliver to the Subordinated Lender such further instruments and documents and take such further actions as the Subordinated Lender may from time to time reasonably request, in each case for the purpose of carrying out the provisions and intent of this Agreement.

7. Successors: Continuing Effect; Etc. This Agreement is being entered into for the benefit of the holders of the Senior Indebtedness and the Subordinated Indebtedness, and their respective successors and assigns.

8. Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and no modification or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing signed by the Lenders, and the Subordinated Lender (unless such amendment or modification shall impose any additional obligations upon the Borrower, in which case such amendment or modification shall also require execution by the Borrower).

9. Counterparts. This Agreement may be executed by the parties hereto in several counterparts hereof and by different parties hereto on separate counterparts hereof, each of which shall be an original and all of which counterparts shall together constitute one and the same agreement. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as an in-hand delivery of an original executed counterpart thereof.

*Signatures on next page*

IN WITNESS WHEREOF, each of the undersigned has executed this Intercreditor and Subordination Agreement or caused this Agreement to be executed by its duly authorized officer, partner or representative, as applicable, as of the day and year first above written.

SUBORDINATED LENDER:

Force Computers, Inc. 4305 Cushing Parkway Fremont, California 94538 Attention: General Counsel Telecopy No.: 510-25208450	FORCE COMPUTERS, INC.

By: /s/ Michael Grady
Name: Michael Grady
Title: General Counsel & Secretary

Sanmina Corporation 2700 North First Street San Jose, California 95134 Attention: V.P. & Corporate Counsel Telecopy No.: 408-964-3636	SANMINA –SCI CORPORATION

By: /s/ Stephen H. Jackman
Name: Stephen H. Jackman
Title: VP – Corporate Counsel

Brooktrout, Inc. 250 First Avenue, Suite 300 Needham, MA 02494 Attention: Corporate Counsel Telecopy No.: 781-453-3537	BROOKTROUT, INC.

By: /s/ Eric R. Giler
Name: Eric R. Giler
Title: President

BORROWER:

AirNet Communications Corporation 3950 Dow Road Melbourne, Florida 32934 Attention: Glenn A. Ehley, President and Chief Executive Officer Telecopy No.: 321-676-9914	AIRNET COMMUNICATIONS CORPORATION
By: /s/ Glenn Ehley
Name: Glenn Ehley
Title: President & CEO

SCP Private Equity Partners II, LP 300 Building 435 Devon Park Drive Wayne, Pennsylvania 19087 Attention: James W. Brown Telecopy No. 610-975-9546	LENDERS:

SCP PRIVATE EQUITY PARTNERS II, LP

By: /s/ James W. Brown
Name: James W. Brown
Title: a Manager

Tecore, Inc. 7165 Columbia Gateway Drive Columbia, Maryland 21406 Attention: Jay Salkini, President Telecopy No.: 410-872-6010	TECORE, INC.

By: /s/ Jay Salkini
Name: Jay Salkini
Title: President & CEO